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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8-K


                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934


                       Date of Report: November 17, 1999
                       (Date of earliest event reported)


                          THOMAS & BETTS CORPORATION
           (Exact name of registrant as specified in its charter)


         Tennessee                                 1-4682
(State or Other Jurisdiction               (Commission File Number)
     of Incorporation)


                                 22-1326940
                    (IRS Employer Identification No.)


8155 T&B Boulevard
Memphis, Tennessee                                  38125
(Address of Principal                             (ZIP Code)
Executive Offices)

           Registrant's Telephone Number, Including Area Code:
                                (901) 252-8000


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ITEM 5.    OTHER EVENTS

     On November 17, 1999, Thomas & Betts Corporation (the "Registrant") announced, by the press release attached as Exhibit 20 to this report, and incorporated herein by reference, that it will reissue financial statements for the first fiscal quarter of 1999 and that its earnings for the third fiscal quarter increased from amounts reported on October 26, 1999, as some charges included in those results were attributed to the restated first quarter. As a result of the restatement, earnings reported in the Registrant's press release dated October 26, 1999 were adjusted upward to net income of $50.1 million, or $0.86 per diluted share, for the third quarter and net earnings of $126.1 million, or $2.18 per share, for the nine months ended October 3, 1999. Details regarding the adjustments are set forth in the registrant's quarterly report on Form 10-Q for its third fiscal quarter ended
October 3, 1999, which was filed with the Commission on November 17, 1999.


ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS

(c)  Exhibits

     20    Press Release of the Registrant dated November 17, 1999.


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                                    SIGNATURE

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         Thomas & Betts Corporation
                                         (Registrant)

                                         By: /s/ Jerry Kronenberg
                                             ---------------------------------
                                             Jerry Kronenberg
                                      Title: Vice President-General Counsel
                                             and Secretary


Date: November 18, 1999


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                                  EXHIBIT INDEX

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
Exhibit                      Description of Exhibits
-------                      -----------------------
     20          Press Release of the Registrant dated November 17, 1999.
